UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2026

New Mountain Finance Corporation

(Exact name of Registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1633 Broadway, 48th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 720-0300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NMFC	The NASDAQ Global Select Market
8.250% Notes due 2028	NMFCZ	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 8.01 is incorporated by reference in this Item 2.03.

Item 8.01.	Other Events.

On June 18, 2026, New Mountain Finance Corporation (the “Company”) entered into the Seventh Supplement (the “Supplement”) to the Amended and Restated Note Purchase Agreement, dated as of September 30, 2016 (the “Note Purchase Agreement”), with the Purchasers listed therein (the “Purchasers”), which Supplement relates to the Company’s ability to issue and sell (i) $40.0 million aggregate principal amount of the 7.28% Series 2026A Senior Fixed Rate Notes, Tranche A, due 2028 (the “Tranche A Notes”), (ii) $35.0 million aggregate principal amount of the 7.76% Series 2026A Senior Fixed Rate Notes, Tranche B, due 2031 (the “Tranche B Notes”), and (iii) $75.0 million aggregate principal amount of the Series 2026A Senior Floating Rate Notes, Tranche C, due 2031 (the “Tranche C Notes”, collectively with the Tranche A Notes and the Tranche B Notes, the “Notes” and the issuance and sale of the Notes, the “Offering”) in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company will rely upon this exemption from registration based in part on representations made by the Purchasers. The Note Purchase Agreement, as supplemented by the Supplement, also includes customary representations, warranties and covenants by the Company. The Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

The Notes may be redeemed in whole or in part at the Company’s option at any time prior to (i) three months prior to the Series 2026A Tranche A Maturity Date (as defined in the Supplement), in the case of the Tranche A Notes, (ii) six months prior to the Series 2026A Tranche B Maturity Date (as defined in the Supplement) in the case of the Tranche B Notes, and (iii) six months prior to the Series 2026A Tranche C Maturity Date (as defined in the Supplement) in the case of the Tranche C Notes, each at par plus a “make-whole” premium, and thereafter at par. The Tranche A Notes will bear interest at a rate of 7.28% per year and the Tranche B Notes will bear interest at a rate of 7.76% per year, each payable semi-annually on the dates which are six months and one year after the date of the respective issuance of the Tranche A Notes and the Tranche B Notes and on each anniversary thereafter. The Tranche C Notes will bear interest at a floating rate of Term SOFR plus 3.66%, payable quarterly on the dates which are three months, six months, nine months and one year after the date of the issuance of the Tranche C Notes and on each anniversary thereafter.

The Notes will be the Company’s direct unsecured obligations and rank: (i) pari passu with the Company’s other outstanding and future unsecured, unsubordinated indebtedness; (ii) senior to any of the Company’s future indebtedness that expressly provides it is subordinated to the Notes; (iii) effectively subordinated to all of the Company’s existing and future secured indebtedness (including indebtedness that is initially unsecured in respect of which the Company has granted or subsequently grants security), to the extent of the value of the assets securing such indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s subsidiaries.

The sale and purchase of each tranche of the Notes may occur at one or more closings to occur on any date or dates on or after July 7, 2026 but on or before October 1, 2026 as the Company may select with at least ten business days written notice to the Purchasers. The Company intends to use the net proceeds from the Offering for general corporate purposes, including to make investments and repay existing indebtedness.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

By:	/s/ Eric Kane
Name:	Eric Kane
Title:	Corporate Secretary

Date: June 18, 2026

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